Exhibit 99.1

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	News Release

Contact:
Emily Riley –	phone: 215 231.1035
email: emily.riley@radian.biz

Radian Reports Third Quarter Financial Results

- Lower than expected claims paid; reduced 2009 claims guidance -

- Risk-to-capital ratio of 16.1:1 -

PHILADELPHIA, November 4, 2009—Radian Group Inc. (NYSE: RDN) today reported a net loss for the quarter ended September 30, 2009, of $70.5 million, or $0.86 per diluted share. This compares to net income of $36.7 million, or $0.46 per diluted share, for the prior-year quarter. Book value per share at September 30, 2009, was $25.91.

“There were several positive trends in the quarter, despite the economic challenges our industry continues to face. We are encouraged by Radian’s lower-than-expected claims activity again this quarter, and the consistently high-quality, lower-risk mortgage insurance business we added to our book,” said Chief Executive Officer S. A. Ibrahim.

Ibrahim added, “Our risk to capital ratio increased slightly from the second quarter to 16.1 to 1, which we believe will allow Radian to comfortably write new, high-quality mortgage insurance business into 2010. We are actively working on strategies to continue writing new business well into the future.”

THIRD QUARTER HIGHLIGHTS

•

Radian Guaranty Inc.’s risk-to-capital ratio was 16.1:1 at September 30, 2009, compared to a ratio of 15.9:1 at June 30, 2009. The company expects to have sufficient capital to write high-quality mortgage insurance business into 2010.

•

The mortgage insurance provision for losses of $376.5 million reflects higher delinquency counts and the continued aging of delinquencies. Radian expects delinquencies to continue to rise during the fourth quarter.

•

Mortgage insurance paid claims were $243.2 million, which again were lower than the company’s forecast, and consisted of $210.1 million of first liens and $33.1 million of second liens. Net claims paid reported of $135.5 million is net of proceeds received from captive terminations of $107.7 million. In the fourth quarter, total first- and

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

second-lien claims paid are expected to be approximately $290 million. For the full-year 2009, Radian has reduced its claims-paid expectations from the $1.1 billion range, to a current estimate of $940 million, which includes $87 million of second-lien termination payments.

•     New mortgage insurance written (NIW) of $3.4 billion in the quarter continued to consist of loans with excellent risk characteristics, including 99.9 percent prime credit quality and 74.6 percent with FICO scores of 740 or above. Market share for the quarter was consistent with levels during the second half of 2008 and the first half of 2009. Separately, approximately $300 million of insurance in the quarter is included in the Home Affordable Refinance Program (HARP); these loans are treated as a modification of existing coverage, therefore HARP volume is not included in Radian’s NIW total.

•     The company sold a non-core subsidiary at its approximate book value, and received $19 million in cash for the sale. Radian also repurchased nearly $58 million of its 2011 debt at an average price of approximately $0.79 on the dollar, further contributing to its liquidity position. Radian had $380 million in cash immediately available at September 30, 2009.

•     Radian Asset Assurance Inc., the company’s principal financial guaranty subsidiary, continues to serve as an important source of capital support for Radian Guaranty, the company’s mortgage insurance subsidiary, and is expected to continue to provide Radian Guaranty with cash infusions over time.

•     As of September 30, 2009, Radian Asset had approximately $935 million in statutory surplus with an additional $1.6 billion in total claims-paying resources.

RECENT EVENTS

•     The company fully satisfied its 2009 tax obligation to Radian Guaranty through the transfer of its equity interest in Sherman Financial Group LLC to Radian Guaranty. As previously announced, this obligation of approximately $98 million was required under Radian Group’s tax-sharing agreement with its subsidiaries.

•     Radian Asset has experienced continued deterioration in its Trust Preferred Securities (TruPs) CDO portfolio, including the default of one TruPs CDO that is expected to require a statutory loss reserve in the fourth quarter.

•     Radian Asset received approval to release approximately $143 million in contingency reserves in its financial guaranty portfolio, which will also strengthen Radian

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	Guaranty’s statutory capital position. The reserve release was based on a reduction in the company’s net par outstanding, resulting from the maturing of exposures and other terminations of coverage.

CONFERENCE CALL

Radian will discuss each of these items in its conference call today, Wednesday, November 4, 2009, at 10:00 a.m. Eastern time. The conference call will be broadcast live over the Internet at http://www.ir.radian.biz/phoenix.zhtml?c=112301&p=irol-audioarchives or at www.radian.biz. The call may be accessed by dialing 877-777-1967 inside the U.S., or 612-332-0335 for international callers, using passcode 119984 or by referencing Radian.

A replay of the webcast will be available on the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available two and a half hours after the call ends for one week, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 119984.

In addition to the information provided in the company’s earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian’s Web site under Investors >Quarterly Results, or by clicking on http://www.ir.radian.biz/phoenix.zhtml?c=112301&p=irol-earnings.

About Radian

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk mitigation products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

Financial Results and Supplemental Information Contents (Unaudited)

For trend information on all schedules, refer to Radian’s quarterly financial statistics at http://www.radian.biz/investors/financial/corporate.aspx.

Exhibit A: Condensed Consolidated Statements of Income

Exhibit B: Condensed Consolidated Balance Sheets

Exhibit C: Segment Information Quarter Ended September 30, 2009

Exhibit D: Segment Information Quarter Ended September 30, 2008

Exhibit E: Segment Information Nine Months Ended September 30, 2009

Exhibit F: Segment Information Nine Months Ended September 30, 2008

Exhibit G: Financial Guaranty Supplemental Information –

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600
For the Quarter and Nine Months Ended and as of September 30, 2009
	Exhibit H:	Financial Guaranty Supplemental Information – For the Quarter and Nine Months Ended and as of September 30, 2009
	Exhibit I:	Mortgage Insurance Supplemental Information – For the Quarter and Nine Months Ended and as of September 30, 2009 New Insurance Written and Risk Written

	Exhibit J:	Mortgage Insurance Supplemental Information – For the Quarter and Nine Months Ended and as of September 30, 2009 Insurance in Force and Risk in Force

	Exhibit K:	Mortgage Insurance Supplemental Information – For the Quarter and Nine Months Ended and as of September 30, 2009 Risk in Force by LTV and Policy Year and other Risk in Force

	Exhibit L:	Mortgage Insurance Supplemental Information – For the Quarter and Nine Months Ended and as of September 30, 2009 Claims and Reserves

	Exhibit M:	Mortgage Insurance Supplemental Information – For the Quarter and Nine Months Ended and as of September 30, 2009 Default Statistics

	Exhibit N:	Mortgage Insurance Supplemental Information – For the Quarter and Nine Months Ended and as of September 30, 2009 Net Premiums Written and Earned, Smart Home, Captives and Persistency

	Exhibit O:	Mortgage Insurance Supplemental Information – For the Quarter Ended and as of September 30, 2009 Reinsurance Progression Toward Attachment – Summary by Book Year

	Exhibit P:	Mortgage Insurance Supplemental Information – For the Quarter Ended and as of September 30, 2009 Modified Pool Risk in Force

	Exhibit Q:	Mortgage Insurance Supplemental Information – For the Quarter and Nine Months Ended and as of September 30, 2009 Alt-A Risk in Force

	Exhibit R:	Financial Services Supplemental Information – For the Quarter and Nine Months Ended and as of September 30, 2009

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Exhibit A

(In thousands, except per-share data)	Quarter Ended September 30				Nine Months Ended September 30
	2009		2008		2009	2008

Revenues:
Net premiums written - insurance	$(38,060	) (1)	$202,451		$280,597 (1)	$669,402

Net premiums earned - insurance	$209,487		$249,718		$614,331	$740,776
Net investment income	54,032		65,215		163,566	196,322
Change in fair value of derivative instruments	(30,857)		164,757		(42,955)	928,792
Net gains (losses) on other financial instruments	96,508		(48,602)		175,962	(74,642)
Total other-than-temporary impairment losses	(3)		(15,135)		(873)	(52,230)
Losses recognized in other comprehensive loss	—		—		—	—

Net impairment losses recognized in earnings	(3)		(15,135)		(873)	(52,230)
Other income	2,467		2,756		10,487	9,591

Total revenues	331,634		418,709		920,518	1,748,609

Expenses:
Provision for losses	404,904		544,915		864,408	1,586,505
Provision for premium deficiency	(31,569)		(252,170	) (2)	(77,569)	135,727 (2)
Policy acquisition costs	14,193		20,770		54,114	120,628 (3)
Other operating expenses	54,034		80,781		161,271	199,771
Interest expense	11,296		13,852		35,890	40,177

Total expenses	452,858		408,148		1,038,114	2,082,808

Equity in net income of affiliates	7,946		15,798		23,608	44,028

Pretax (loss) income	(113,278)		26,359		(93,988)	(290,171)
Income tax benefit	(42,828)		(10,340)		(37,976)	(129,984)

Net (loss) income	$(70,450)		$36,699		$(56,012)	$(160,187)

Diluted net (loss) income per share (4)	$(0.86)		$0.46		$(0.69)	$(2.01)

(1)    Includes the reversal of $185.6 million of premiums written related to the Ambac commutation in our Financial Guaranty segment.

(2)    Includes $(271.8) million for first-lien and $19.6 million for second-lien in the third quarter of 2008, and $150.1 million for first-lien and $(14.4) million for second-lien for the nine months of 2008.

(3)    Includes the acceleration of $50.8 million of deferred policy acquisition cost amortization in the nine months ended September 30, 2008, as a result of the establishment of a first-lien premium deficiency reserve in the second quarter of 2008.

(4) Weighted average shares outstanding (In thousands)

Average common shares outstanding	81,749		79,960		81,761	79,603

Increase in shares-potential exercise of options-diluted basis	—		511		—	—

Weighted average shares outstanding	81,749		80,471		81,761	79,603

For Trend Information, refer to our Quarterly Financial Statistics on Radian’s (RDN) website.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit B

(In thousands, except per-share data)	September 30 2009	December 31 2008	September 30 2008

Assets:
Cash and investments	$6,466,527	$6,060,601	$6,330,214
Investments in affiliates	112,034	99,712	87,256
Deferred policy acquisition costs	158,813	160,526	178,581
Prepaid federal income taxes	—	248,828	248,828
Derivative assets	153,136	179,515	171,116
Deferred income taxes, net	351,575	446,102	268,808
Reinsurance recoverables	597,067	492,359	310,984
Other assets	525,260	428,476	450,449

Total assets	$8,364,412	$8,116,119	$8,046,236

Liabilities and stockholders' equity:
Unearned premiums	$872,375	$916,724	$1,000,725
Reserve for losses and loss adjustment expenses	3,512,999	3,224,542	2,680,381
Reserve for premium deficiency	9,291	86,861	331,373
Long-term debt and other borrowings	698,703	857,802	908,282
Variable interest entity debt	328,986	160,035	127,624
Derivative liabilities	394,386	519,260	343,296
Other liabilities	406,802	320,185	322,229

Total liabilities	6,223,542	6,085,409	5,713,910

Common stock	100	98	98
Additional paid-in capital	477,503	462,647	453,836
Retained earnings	1,694,219	1,766,946	2,017,542
Accumulated other comprehensive income	(30,952)	(198,981)	(139,150)

Total common stockholders' equity	2,140,870	2,030,710	2,332,326

Total liabilities and stockholders' equity	$8,364,412	$8,116,119	$8,046,236

Book value per share	$25.91	$25.06	$28.90

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended September 30, 2009

Exhibit C

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$149,000	$(187,060)	$—	$(38,060)

Net premiums earned - insurance	$186,859	$22,628	$—	$209,487
Net investment income	33,822	20,209	1	54,032
Change in fair value of derivative instruments	6,678	(37,535)	—	(30,857)
Net gains on other financial instruments	38,583	57,925	—	96,508
Net impairment losses recognized in earnings	(3)	—	—	(3)
Other income	2,299	97	71	2,467

Total revenues	268,238	63,324	72	331,634

Expenses:
Provision for losses	376,488	28,416	—	404,904
Provision for premium deficiency	(31,569)	—	—	(31,569)
Policy acquisition costs	8,672	5,521	—	14,193
Other operating expenses	39,440	18,877	(4,283)	54,034
Interest expense	3,739	7,557	—	11,296

Total expenses	396,770	60,371	(4,283)	452,858

Equity in net income of affiliates	—	—	7,946	7,946

Pretax (loss) income	(128,532)	2,953	12,301	(113,278)

Income tax (benefit) provision	(45,912)	(1,245)	4,329	(42,828)

Net (loss) income	$(82,620)	$4,198	$7,972	$(70,450)

Cash and investments	$4,093,265	$2,373,262	$—	$6,466,527
Deferred policy acquisition costs	30,528	128,285	—	158,813
Total assets	5,231,755	3,015,532	117,125	8,364,412
Unearned premiums	266,122	606,253	—	872,375
Reserve for losses and loss adjustment expenses	3,387,740	125,259	—	3,512,999
Derivative liabilities	17,018	377,368	—	394,386

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended September 30, 2008

Exhibit D

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$188,583	$13,868	$—	$202,451

Net premiums earned - insurance	$196,207	$53,511	$—	$249,718
Net investment income	38,017	27,198	—	65,215
Change in fair value of derivative instruments	8,606	156,151	—	164,757
Net (losses) gains on other financial instruments	(36,579)	(12,106)	83	(48,602)
Net impairment losses recognized in earnings	(3,346)	(11,789)	—	(15,135)
Other income	2,561	58	137	2,756

Total revenues	205,466	213,023	220	418,709

Expenses:
Provision for losses	519,257	25,658	—	544,915
Provision for premium deficiency	(252,170)	—	—	(252,170)
Policy acquisition costs	5,327	15,443	—	20,770
Other operating expenses	43,771	36,885	125	80,781
Interest expense	6,718	7,134	—	13,852

Total expenses	322,903	85,120	125	408,148

Equity in net income of affiliates	—	—	15,798	15,798

Pretax (loss) income	(117,437)	127,903	15,893	26,359

Income tax (benefit) provision	(70,473)	53,550	6,583	(10,340)

Net (loss) income	$(46,964)	$74,353	$9,310	$36,699

Cash and investments	$3,899,815	$2,430,399	$—	$6,330,214
Deferred policy acquisition costs	17,997	160,584	—	178,581
Total assets	4,928,234	2,934,032	183,970	8,046,236
Unearned premiums	351,200	649,525	—	1,000,725
Reserve for losses and loss adjustment expenses	2,496,412	183,969	—	2,680,381
Derivative liabilities	220,363	122,933	—	343,296

Radian Group Inc. and Subsidiaries

Segment Information

Nine Months Ended September 30, 2009

Exhibit E

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$465,878	$(185,281)	$—	$280,597

Net premiums earned - insurance	$534,789	$79,542	$—	$614,331
Net investment income	97,465	66,098	3	163,566
Change in fair value of derivative instruments	(28,455)	(14,500)	—	(42,955)
Net gains on other financial instruments	64,250	111,712	—	175,962
Net impairment losses recognized in earnings	(850)	(23)	—	(873)
Other income	9,865	316	306	10,487

Total revenues	677,064	243,145	309	920,518

Expenses:
Provision for losses	840,974	23,434	—	864,408
Provision for premium deficiency	(77,569)	—	—	(77,569)
Policy acquisition costs	22,332	31,782	—	54,114
Other operating expenses	110,724	54,619	(4,072)	161,271
Interest expense	12,052	23,838	—	35,890

Total expenses	908,513	133,673	(4,072)	1,038,114

Equity in net income of affiliates	—	—	23,608	23,608

Pretax (loss) income	(231,449)	109,472	27,989	(93,988)

Income tax (benefit) provision	(73,048)	25,004	10,068	(37,976)

Net (loss) income	$(158,401)	$84,468	$17,921	$(56,012)

Radian Group Inc. and Subsidiaries

Segment Information

Nine Months Ended September 30, 2008

Exhibit F

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$598,864	$70,538	$—	$669,402

Net premiums earned - insurance	$605,568	$135,208	$—	$740,776
Net investment income	115,803	80,505	14	196,322
Change in fair value of derivative instruments	105,548	823,244	—	928,792
Net (losses) gains on other financial instruments	(47,983)	(26,779)	120	(74,642)
Net impairment losses recognized in earnings	(18,231)	(33,999)	—	(52,230)
Other income	9,051	237	303	9,591

Total revenues	769,756	978,416	437	1,748,609

Expenses:
Provision for losses	1,539,561	46,944	—	1,586,505
Provision for premium deficiency	135,727	—	—	135,727
Policy acquisition costs	82,473	38,155	—	120,628
Other operating expenses	126,644	72,642	485	199,771
Interest expense	21,140	18,788	249	40,177

Total expenses	1,905,545	176,529	734	2,082,808

Equity in net income of affiliates	—	—	44,028	44,028

Pretax (loss) income	(1,135,789)	801,887	43,731	(290,171)

Income tax (benefit) provision	(428,186)	279,537	18,665	(129,984)

Net (loss) income	$(707,603)	$522,350	$25,066	$(160,187)

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2009

Exhibit G

(In thousands)	Quarter Ended September 30			Nine Months Ended September 30
	2009		2008	2009		2008
Net Premiums Earned:
Public finance direct	$9,363		$13,380	$35,750		$43,194
Public finance reinsurance	11,071		32,310	38,297		65,145
Structured direct	1,321		3,569	5,156		11,211
Structured reinsurance	834		4,472	15,130		15,163
Trade credit reinsurance	39		(220)	174		495

Net Premiums Earned - insurance	22,628		53,511	94,507		135,208
Impact of commutations	—		—	(14,965)		—

Total Net Premiums Earned - insurance	$22,628		$53,511	$79,542		$135,208

Refundings included in earned premium	$8,553		$27,326	$32,076		$55,647

Claims paid:
Trade credit reinsurance	$41		$449	$912		$1,432
Financial Guaranty	84,976	(1)	6,450	123,761	(1)	114,040	(2)

Total	$85,017		$6,899	$124,673		$115,472

Balance Sheet impact of initial adoption of the accounting standard for financial guarantee insurance contracts on January 1, 2009:
($ in millions)
Increase in unearned premiums	$(292.8)
Increase in premiums receivable	161.4
Increase in deferred policy acquisition costs	66.0
Decrease in reserve for losses and LAE	8.2
Decrease in deferred taxes, net	20.2
Increase in premium taxes payable	(0.6)

Decrease in equity	$(37.6)

Pre-tax Income Statement impact of Ambac Commutation in Q2 2009:
($ in millions)
Decrease in premiums earned	$(15.3)
Decrease in provision for losses	38.6
Increase in amortization of policy acquisition costs	(8.9)

Increase in pre-tax income	$14.4

Balance Sheet impact of Ambac Commutation in Q3 2009:
($ in millions)
Decrease in:
Cash and investments	$100.0
Premiums receivable	93.2
Unearned premiums	185.6
Reserve for losses and LAE	53.9
Deferred policy acquisition costs	46.3

(1)	Includes $53.9 million related to Ambac commutation.
(2)	Includes a $100 million payment related to one CDO of an ABS transaction that was fully reserved for in 2007.

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2009

Exhibit H

($ in thousands, except ratios)	September 30 2009		December 31 2008	September 30 2008
Statutory Information:

Capital and surplus	$939,880		$968,197	$957,177
Contingency reserve	494,058		515,023	510,195

Qualified statutory capital	1,433,938		1,483,220	1,467,372

Unearned premium reserve	616,788		729,274	818,365
Loss and loss expense reserve	57,259		82,340	70,621

Total statutory policyholders’ reserves	2,107,985		2,294,834	2,356,358

Present value of installment premiums	274,655		380,666	402,223
Soft capital facilities	150,000		150,000	150,000

Total statutory claims paying resources	$2,532,640		$2,825,500	$2,908,581

Net debt service outstanding	$112,780,855		$138,430,925	$156,928,647

Capital leverage ratio (1)	79		93	107
Claims paying leverage ratio (2)	45		49	54

Net par outstanding by product:
Public finance direct	$18,081,562		$17,836,221	$18,344,046
Public finance reinsurance	24,664,615		31,578,163	40,420,433
Structured direct	44,258,529		46,001,355	46,695,176
Structured reinsurance	2,324,867		5,310,004	5,567,853

Total	$89,329,573	(3)	$100,725,743	$111,027,508

Reserve for losses and LAE-GAAP Basis:
Financial Guaranty	$117,585		$219,671	$163,070
Trade Credit	7,674		14,877	20,899

Total	$125,259		$234,548	$183,969

(1)	The capital leverage ratio is derived by dividing net debt service outstanding by qualified statutory capital.
(2)	The claims paying leverage ratio is derived by dividing net debt service outstanding by total statutory claims paying resources.
(3)	Reduction due to $9.8 billion of par that was commuted in connection with the Ambac commutation in July 2009. Also included in public finance net par outstanding is $2.4 billion for legally defeased bond issues where our financial guaranty policy has not been extinguished but cash or securities have been deposited in an escrow account for the benefit of bondholders. The accounting standard for financial guarantee insurance contracts requires that these contracts continue to be accounted for as outstanding contracts despite the elimination of substantially all risk.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2009

Exhibit I

($ in millions)	Quarter Ended September 30				Nine Months Ended September 30
	2009		2008		2009		2008
	$	%	$	%	$	%	$	%
Primary new insurance written
Flow	$3,446	100.0%	$7,524	99.8%	$14,555	100.0%	$26,240	95.5%
Structured	—	—	16	0.2%	—	—	1,234	4.5%

Total Primary	$3,446	100.0%	$7,540	100.0%	$14,555	100.0%	$27,474	100.0%

Flow
Prime	$3,441	99.9%	$7,405	98.4%	$14,530	99.8%	$24,356	92.8%
Alt-A	1	—	96	1.3%	11	0.1%	1,154	4.4%
A minus and below	4	0.1%	23	0.3%	14	0.1%	730	2.8%

Total Flow	$3,446	100.0%	$7,524	100.0%	$14,555	100.0%	$26,240	100.0%

Structured
Prime	$—	—	$16	100.0%	$—	—	$1,232	99.8%
Alt-A	—	—	—	0.0%	—	—	2	0.2%

Total Structured	$—	—	$16	100.0%	$—	—	$1,234	100.0%

Total
Prime	$3,441	99.9%	$7,421	98.4%	$14,530	99.8%	$25,588	93.1%
Alt-A	1	—	96	1.3%	11	0.1%	1,156	4.2%
A minus and below	4	0.1%	23	0.3%	14	0.1%	730	2.7%

Total Primary	$3,446	100.0%	$7,540	100.0%	$14,555	100.0%	$27,474	100.0%

Total primary new insurance written by FICO score
Flow
>=740	$2,570	74.6%	$4,082	54.2%	$10,464	71.9%	$11,912	45.4%
680-739	831	24.1%	2,662	35.4%	3,822	26.3%	9,729	37.1%
620-679	45	1.3%	773	10.3%	268	1.8%	4,223	16.1%
<=619	—	—	7	0.1%	1	—	376	1.4%

Total Flow	$3,446	100.0%	$7,524	100.0%	$14,555	100.0%	$26,240	100.0%

Structured
>=740	$—	—	$12	75.0%	$—	—	$780	63.2%
680-739	—	—	4	25.0%	—	—	437	35.4%
620-679	—	—	—	0.0%	—	—	17	1.4%

Total Structured	$—	—	$16	100.0%	$—	—	$1,234	100.0%

Total
>=740	$2,570	74.6%	$4,094	54.3%	$10,464	71.9%	$12,692	46.2%
680-739	831	24.1%	2,666	35.3%	3,822	26.3%	10,166	37.0%
620-679	45	1.3%	773	10.3%	268	1.8%	4,240	15.4%
<=619	—	—	7	0.1%	1	—	376	1.4%

Total Primary	$3,446	100.0%	$7,540	100.0%	$14,555	100.0%	$27,474	100.0%

Percentage of primary new insurance written
Refinances	30%		20%		43%		33%
95.01% LTV and above	0.3%		3%		0.1%		13%
ARMs
Less than 5 years	0.1%		1%		0.1%		1%
5 years and longer	2.3%		10%		0.9%		9%

Primary risk written
Flow	$756	100.0%	$1,170	99.9%	$3,130	100.0%	$6,317	95.2%
Structured	—	—	2	0.1%	—	—	316	4.8%

Total Primary	$756	100.0%	$1,172	100.0%	$3,130	100.0%	$6,633	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2009

Exhibit J

($ in millions)	September 30 2009		September 30 2008
	$	%	$	%
Primary insurance in force
Flow	$122,912	79.9%	$119,593	77.5%
Structured	30,876	20.1%	34,699	22.5%

Total Primary	$153,788	100.0%	$154,292	100.0%

Prime	$113,518	73.8%	$109,432	70.9%
Alt-A	30,012	19.5%	33,404	21.7%
A minus and below	10,258	6.7%	11,456	7.4%

Total Primary	$153,788	100.0%	$154,292	100.0%

Primary risk in force
Flow	$30,388	88.0%	$29,968	86.4%
Structured	4,131	12.0%	4,701	13.6%

Total Primary	$34,519	100.0%	$34,669	100.0%

Flow
Prime	$25,253	83.1%	$24,242	80.9%
Alt-A	3,257	10.7%	3,674	12.3%
A minus and below	1,878	6.2%	2,052	6.8%

Total Flow	$30,388	100.0%	$29,968	100.0%

Structured
Prime	$2,152	52.1%	$2,451	52.1%
Alt-A	1,305	31.6%	1,451	30.9%
A minus and below	674	16.3%	799	17.0%

Total Structured	$4,131	100.0%	$4,701	100.0%

Total
Prime	$27,405	79.4%	$26,693	77.0%
Alt-A	4,562	13.2%	5,125	14.8%
A minus and below	2,552	7.4%	2,851	8.2%

Total Primary	$34,519	100.0%	$34,669	100.0%

Total primary risk in force by FICO score
Flow
>=740	$10,449	34.4%	$8,999	30.0%
680-739	11,002	36.2%	11,101	37.0%
620-679	7,561	24.9%	8,318	27.8%
<=619	1,376	4.5%	1,550	5.2%

Total Flow	$30,388	100.0%	$29,968	100.0%

Structured
>=740	$1,114	27.0%	$1,254	26.7%
680-739	1,314	31.8%	1,452	30.9%
620-679	1,083	26.2%	1,255	26.7%
<=619	620	15.0%	740	15.7%

Total Structured	$4,131	100.0%	$4,701	100.0%

Total
>=740	$11,563	33.5%	$10,253	29.6%
680-739	12,316	35.7%	12,553	36.2%
620-679	8,644	25.0%	9,573	27.6%
<=619	1,996	5.8%	2,290	6.6%

Total Primary	$34,519	100.0%	$34,669	100.0%

Percentage of primary risk in force
Refinances	31%		31%
95.01% LTV and above	21%		23%
ARMs
Less than 5 years	8%		9%
5 years and longer	8%		9%

Pool risk in force
Prime	$1,973	70.3%	$2,096	70.7%
Alt-A	284	10.1%	290	9.8%
A minus and below	549	19.6%	577	19.5%

Total	$2,806	100.0%	$2,963	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2009

Exhibit K

($ in millions)	September 30 2009		September 30 2008
	$	%	$	%
Total primary risk in force by LTV
85.00% and below	$3,556	10.3%	$3,659	10.6%
85.01% to 90.00%	12,690	36.7%	12,045	34.7%
90.01% to 95.00%	11,142	32.3%	11,003	31.7%
95.01% and above	7,131	20.7%	7,962	23.0%

Total	$34,519	100.0%	$34,669	100.0%

Total primary risk in force by policy year
2005 and prior	$10,140	29.4%	$11,983	34.6%
2006	4,650	13.4%	5,342	15.4%
2007	9,823	28.4%	10,896	31.4%
2008	6,887	20.0%	6,448	18.6%
2009	3,019	8.8%	—	—

Total	$34,519	100.0%	$34,669	100.0%

Total pool risk in force by policy year
2005 and prior	$2,280	81.2%	$2,407	81.3%
2006	241	8.6%	255	8.6%
2007	227	8.1%	241	8.1%
2008	58	2.1%	60	2.0%

Total pool risk in force	$2,806	100.0%	$2,963	100.0%

Other risk in force
Second-lien
1st loss	$184		$289
2nd loss	100		407
NIMs	418		456
International
1st loss-Hong Kong primary mortgage insurance	316		442
Reinsurance	—		139
Credit default swaps	3,132		7,567
Other
Domestic credit default swaps	—		162

Total other risk in force	$4,150		$9,462

Risk to capital ratio-Radian Guaranty only (1)	16.1:1		14.5:1

(1)	Starting June 30, 2009, risk in force on policies currently in default and for which loss reserves have been established are deducted from total risk in force used for our risk to capital calculations. Risk to capital ratios for the prior periods have not been restated to conform with this presentation.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2009

Exhibit L

($ in thousands)	Quarter Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008
Direct claims paid
Prime	$104,605	$98,269	$246,816	$222,975
Alt-A	61,538	68,960	149,249	152,438
A minus and below	43,989	65,280	115,873	162,911
Second-lien and other	10,790	44,882	51,735	138,094

Subtotal	220,922	277,391	563,673	676,418
Impact of captive terminations	(107,747)	—	(107,747)	—
Impact of second-lien terminations	22,323	—	87,323	—

Total	$135,498	$277,391	$543,249	$676,418

Average claim paid (1)
Prime	$43.2	$45.0	$42.2	$40.0
Alt-A	55.4	58.7	54.0	53.9
A minus and below	39.6	42.6	38.8	38.6
Second-lien and other	42.5	36.9	42.2	35.1
Total	$45.1	$45.4	$44.0	$40.8

Loss ratio - GAAP Basis	201.2%	258.1%	156.7%	244.6%
Expense ratio - GAAP Basis	25.7%	24.4%	24.8%	33.2	% (2)

	226.9%	282.5%	181.5%	277.8%

Reserve for losses by category
Prime	$1,125,684	$667,349
Alt-A	922,420	844,551
A minus and below	454,844	432,001
Pool insurance	211,399	87,429
Second-lien	81,462	153,839
Other	74	1,436

Reserve for losses, net	2,795,883	2,186,605
Reinsurance recoverable	591,857 (3)	309,807

Total	$3,387,740	$2,496,412

(1)	Calculated prior to the impact of captive and second-lien terminations.
(2)	Includes the acceleration of $50.8 million of deferred policy acquisition cost amortization, as a result of the establishment of a first-lien premium deficiency reserve in the second quarter of 2008.
(3)	Reinsurance recoverable on ceded losses related to captives ($483 million) and Smart Home ($109 million).

16

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2009

Exhibit M

	September 30 2009	December 31 2008	September 30 2008
Default Statistics
Primary insurance:

Flow
Prime
Number of insured loans	621,794	624,970	619,035
Number of loans in default	69,287	44,575	33,330
Percentage of loans in default	11.14%	7.13%	5.38%

Alt-A
Number of insured loans	62,860	68,948	70,814
Number of loans in default	21,563	16,959	13,853
Percentage of loans in default	34.30%	24.60%	19.56%

A minus and below
Number of insured loans	55,657	59,189	60,946
Number of loans in default	19,885	15,768	13,436
Percentage of loans in default	35.73%	26.64%	22.05%

Total Flow
Number of insured loans	740,311	753,107	750,795
Number of loans in default	110,735	77,302	60,619
Percentage of loans in default	14.96%	10.26%	8.07%

Structured
Prime
Number of insured loans	60,931	67,165	68,744
Number of loans in default	8,496	6,692	5,900
Percentage of loans in default	13.94%	9.96%	8.58%

Alt-A
Number of insured loans	74,911	80,491	82,187
Number of loans in default	25,098	18,747	15,499
Percentage of loans in default	33.50%	23.29%	18.86%

A minus and below
Number of insured loans	19,861	22,315	23,337
Number of loans in default	7,669	7,812	7,784
Percentage of loans in default	38.61%	35.01%	33.35%

Total Structured
Number of insured loans	155,703	169,971	174,268
Number of loans in default	41,263	33,251	29,183
Percentage of loans in default	26.50%	19.56%	16.75%

Total Primary Insurance
Prime
Number of insured loans	682,725	692,135	687,779
Number of loans in default	77,783	51,267	39,230
Percentage of loans in default	11.39%	7.41%	5.70%

Alt-A
Number of insured loans	137,771	149,439	153,001
Number of loans in default	46,661	35,706	29,352
Percentage of loans in default	33.87%	23.89%	19.18%

A minus and below
Number of insured loans	75,518	81,504	84,283
Number of loans in default	27,554	23,580	21,220
Percentage of loans in default	36.49%	28.93%	25.18%

Total Primary Insurance
Number of insured loans	896,014	923,078	925,063
Number of loans in default (1)	151,998	110,553	89,802
Percentage of loans in default	16.96%	11.98%	9.71%

Pool insurance:
Number of loans in default (2)	36,889	32,677	29,487

(1)	Includes approximately 385, 539 and 483 defaults at September 30, 2009, December 31, 2008 and September 30, 2008, respectively, where reserves have not been established because no claim payment is currently anticipated.
(2)	Includes approximately 17,859, 21,719 and 20,965 defaults at September 30, 2009, December 31, 2008 and September 30, 2008, respectively, where reserves have not been established because no claim payment is currently anticipated.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2009

Exhibit N

	Quarter Ended September 30			Nine Months Ended September 30
	2009		2008	2009		2008
Net Premiums Written (In thousands)
Primary and Pool Insurance	$169,180		$186,524	$483,872		$578,770
Second-lien	(1,493	) (1)	2,044	(750	) (1)	8,430
International	(18,687	) (1)	15	(17,244	) (1)	11,664

Total Net Premiums Written - Insurance	$149,000		$188,583	$465,878		$598,864

Net Premiums Earned (In thousands)
Primary and Pool Insurance	$182,582		$187,596	$517,770		$575,017
Second-lien	1,264		3,250	4,649		14,378
International	3,013		5,361	12,370		16,173

Total Net Premiums Earned - Insurance	$186,859		$196,207	$534,789		$605,568

SMART HOME (In millions)
Ceded Premiums Written	$2.4		$3.1	$8.0		$10.0
Ceded Premiums Earned	$2.4		$3.1	$8.0		$10.0

1st Lien Captives
Premiums ceded to captives (In millions)	$31.0		$34.6	$103.0		$104.4
% of total premiums	14.3%		15.4%	16.4%		15.2%
NIW subject to captives (In millions)	$144.3		$2,103.6	$1,615.7		$10,268.1
% of primary NIW	4.2%		27.9%	11.1%		37.4%
IIF included in captives (2)	34.2%		36.6%
RIF included in captives (2)	47.6%		41.0%

Persistency (twelve months ended September 30)	87.0%		83.9%

	September 30 2009		September 30 2008
SMART HOME

% of Primary RIF included in Smart Home Transactions (2)	3.4%		3.9%

(1)	Reflects the impact of second-lien and international terminations.
(2)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of September 30, 2009

Exhibit O

Reinsurance Progression Toward Attachment - Summary by Book Year (1)

($ in millions)	Original Book RIF	Progression to Attachment Point	September 30 2009					December 31 2008 (5)
Book Year (2):			Gross Current RIF	Ceded Current RIF(3)	Net Current RIF	Ever-to- Date Incurred Losses	Reinsurance Benefit (4)	Gross Current RIF	Ceded Current RIF(3)	Net Current RIF	Ever-to- Date Incurred Losses	Reinsurance Benefit (4)

Pre-2006		0-50%	$445	$79	$366	$152		$1,120	$558	$562	$239
Pre-2006		50-75%	423	221	202	99		942	349	593	142
Pre-2006		75-99%	580	239	341	131		1,084	397	687	160
Pre-2006		Attached	1,792	466	1,326	356	$123	1,355	237	1,118	184	$75

Pre-2006 Total	$22,732		$3,240	$1,005	$2,235	$738	$123	$4,501	$1,541	$2,960	$725	$75

2006		0-50%	$2	$—	$2	$—		$32	$2	$30	$1
2006		50-75%	21	2	19	1		62	4	58	3
2006		75-99%	8	1	7	1		310	42	268	18
2006		Attached	1,855	264	1,591	342	$179	2,074	270	1,804	290	$161

2006 Total	$2,954		$1,886	$267	$1,619	$344	$179	$2,478	$318	$2,160	$312	$161

2007		0-50%	$13	$1	$12	$—		$31	$2	$29	$—
2007		50-75%	15	1	14	1		225	12	213	8
2007		75-99%	1	—	1	—		71	7	64	3
2007		Attached	3,720	406	3,314	389	$171	4,329	454	3,875	350	$147

2007 Total	$4,545		$3,749	$408	$3,341	$390	$171	$4,656	$475	$4,181	$361	$147

2008		0-50%	$548	$36	$512	$10		$2,167	$197	$1,970	$25
2008		50-75%	1,489	166	1,323	42		42	4	38	1
2008		75-99%	—	—	—	—		—	—	—	—
2008		Attached	225	19	206	20	$11	190	15	175	16	$9

2008 Total	$2,553		$2,262	$221	$2,041	$72	$11	$2,399	$216	$2,183	$42	$9

2009		0-50%	$282	$12	$270	$—		$—	$—	$—	$—
2009		50-75%	—	—	—	—		—	—	—	—
2009		75-99%	—	—	—	—		—	—	—	—
2009		Attached	—	—	—	—	$—	—	—	—	—	$—

2009 Total	$290		$282	$12	$270	$—	$—	$—	$—	$—	$—	$—

Quota Share		0-50%	$—	$—	$—	$—		$—	$—	$—	$—
Quota Share		50-75%	—	—	—	—		—	—	—	—
Quota Share		75-99%	—	—	—	—		—	—	—	—
Quota Share		Attached	105	34	71	32	$14	116	37	79	27	$12

Quota Share Total	$313		$105	$34	$71	$32	$14	$116	$37	$79	$27	$12

Total Captive (Including Quota Share)	$33,387		$11,524	$1,947	$9,577	$1,576	$498	$14,150	$2,587	$11,563	$1,467	$404

SmartHome		0-50%	$33	$15	$18	$11		$117	$51	$66	$27
SmartHome		50-75%	74	29	45	22		—	—	—	—
SmartHome		75-99%	—	—	—	—		—	—	—	—
SmartHome		Attached	1,061	504	557	407	$111	1,188	521	667	346	$91

Total SmartHome	$3,900		$1,168	$548	$620	$440	$111	$1,305	$572	$733	$373	$91

(1)	Data is presented in the aggregate for all trusts for captives active at each period end only. Actual trust attachment points and exit points vary by individual contract. The attachment point is calculated at the contract/deal level and is based on Total Incurred Losses which are defined as claims paid ever-to-date plus loss reserves.
(2)	Book year figures may include loans from additional periods pursuant to reinsurance agreement terms and conditions.
(3)	Risk ceded to reinsurers based on individual contract terms.
(4)	Captive Benefit is defined as ceded reserves at period end plus ever-to-date claims paid by the trust.
(5)	Revised from December 31, 2008 originally presented.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of September 30, 2009

Exhibit P

($ in millions)	September 30 2009		September 30 2008
	$	%	$	%

Modified Pool Risk in Force

Prime
2005 and prior	$81	54.0%	$86	55.1%
2006	45	30.0%	44	28.2%
2007	20	13.3%	22	14.1%
2008	4	2.7%	4	2.6%

Total	$150	100.0%	$156	100.0%

Alt-A
2005 and prior	$186	28.5%	$200	29.8%
2006	160	24.5%	165	24.5%
2007	303	46.4%	304	45.2%
2008	4	0.6%	4	0.5%

Total	$653	100.0%	$673	100.0%

A minus and below
2005 and prior	$13	56.5%	$15	60.0%
2006	3	13.0%	3	12.0%
2007	7	30.5%	7	28.0%

Total	$23	100.0%	$25	100.0%

Total
2005 and prior	$280	33.9%	$301	35.2%
2006	208	25.2%	212	24.8%
2007	330	39.9%	333	39.0%
2008	8	1.0%	8	1.0%

Total Modified Pool Risk in Force	$826	100.0%	$854	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2009

ALT-A

Exhibit Q

($ in millions)	September 30
	2009		2008
	$	%	$	%

Primary risk in force by FICO score
>=740	$1,121	24.6%	$1,256	24.5%
680-739	2,202	48.2%	2,452	47.8%
660-679	666	14.6%	755	14.7%
620-659	543	11.9%	628	12.3%
<=619	30	0.7%	34	0.7%

Total	$4,562	100.0%	$5,125	100.0%

Primary risk in force by LTV
85.00% and below	$1,195	26.2%	$1,308	25.5%
85.01% to 90.00%	1,880	41.2%	2,131	41.6%
90.01% to 95.00%	1,175	25.8%	1,330	26.0%
95.01% and above	312	6.8%	356	6.9%

Total	$4,562	100.0%	$5,125	100.0%

Primary risk in force by policy year
2005 and prior	$1,428	31.3%	$1,647	32.1%
2006	1,010	22.1%	1,141	22.3%
2007	1,886	41.4%	2,083	40.6%
2008	237	5.2%	254	5.0%
2009	1	—	—	—

Total	$4,562	100.0%	$5,125	100.0%

Radian Group Inc.

Financial Services Supplemental Information

For the Quarter and Nine Months Ended and as of September 30, 2009

Exhibit R

(In thousands)	Quarter Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008

Investment in Affiliates-Selected Information

Sherman

Balance, beginning of period	$108,719	$112,644	$99,656	$104,315
Net income for period	7,946	15,798	23,608	44,028
Dividends received	(4,599)	(15,961)	(11,040)	(35,460)
Other comprehensive (loss) income	(87)	522	(245)	120
Adjustment to investment related to buyback of MGIC interest	—	(25,786)	—	(25,786)

Balance, end of period	$111,979	$87,217	$111,979	$87,217

Portfolio Information:

Sherman

Total assets	$1,951,458	$2,433,666
Net revenues	$299,592	$368,112	$968,075	$1,158,454

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

Forward-Looking Statements

Some of the statements in this release constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Generally, words such as “may,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “project,” “continue,” “goal” and “believe,” or other variations on these and other similar expressions identify forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. These statements speak only as of the date of this news release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual outcomes and results may differ materially from what is expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from those projected in such forward-looking statements include, without limitation, the following:

•     changes in general financial and political conditions, such as the failure of the U.S. economy to recover robustly from the current recession or the U.S. economy reentering a recessionary period following a brief period of stabilization or even growth, a further reduction in the liquidity in the capital markets and further contraction of credit markets, a prolonged period of high unemployment rates and limited home price appreciation, changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•     catastrophic events or further economic changes in geographic regions where our mortgage insurance or financial guaranty insurance in force is more concentrated;

•     our ability to successfully execute upon our capital plan for our mortgage insurance business (which depends, in part, on the performance of our financial guaranty portfolio), and if necessary, to obtain additional capital to support new business writings in our mortgage insurance business and the long-term liquidity needs of our holding company (including significant payment obligations in 2010 and 2011);

•     a further decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and the ongoing deterioration in housing markets throughout the U.S.;

•     our ability to maintain adequate risk-to-capital ratios and surplus requirements in our mortgage insurance business in light of ongoing losses in this business and continued deterioration in our financial guaranty portfolio which, in the absence of new capital, may depend on our ability to execute strategies for which regulatory and other approvals are required and may not be obtained;

•     our ability to continue to effectively mitigate our mortgage insurance losses, which have positively impacted our provisions for losses;

•     the negative impact our increased levels of insurance rescissions and claim denials may have on our relationships with customers;

•     the concentration of our mortgage insurance business among a relatively small number of large customers;

•     disruption in the servicing of mortgages covered by our insurance policies;

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

•     the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•     the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”) and subprime loans, and of adjustable rate products, such as adjustable rate mortgages and interest-only mortgages, which have resulted in increased losses and are expected to result in further losses;

•     reduced opportunities for loss mitigation in markets where housing values do not appreciate or continue to decline;

•     changes in persistency rates of our mortgage insurance policies;

•     an increase in the risk profile of our existing mortgage insurance portfolio due to mortgage refinancing in the current housing market;

•     further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, the credit rating of Radian Group Inc. and the financial strength ratings assigned to Radian Guaranty Inc.);

•     heightened competition for our mortgage insurance business from others such as the Federal Housing Administration and the Veterans’ Administration or other private mortgage insurers (in particular those that have been assigned higher ratings from the major rating agencies);

•     changes in the charters or business practices of Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Freddie Mac and Fannie Mae;

•     the application of existing federal or state consumer, lending, insurance, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the outcome of existing investigations or the possibility of private lawsuits or other formal investigations by state insurance departments and state attorneys general alleging that services offered by the mortgage insurance industry, such as captive reinsurance, pool insurance and contract underwriting, are violative of the Real Estate Settlement Procedures Act and/or similar state regulations, (ii) legislative and regulatory changes affecting demand for private mortgage insurance, or (iii) legislation or regulatory changes limiting or restricting our use of (or requirements for) additional capital, the products we may offer, the form in which we may execute the credit protection we provide or the aggregate notional amount of any product we may offer for any one transaction or in the aggregate;

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

•     the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance businesses, or to estimate accurately the fair value amounts of derivative contracts in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

•     the ability of our primary insurance customers in our financial guaranty reinsurance business to provide appropriate surveillance and to mitigate losses adequately with respect to our assumed insurance portfolio; and the significant concentration of our financial guaranty reinsurance business in customers under common control;

•     volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the premium deficiency in our mortgage insurance business on a quarterly basis;

•     changes in accounting guidance from the Securities and Exchange Commission or the Financial Accounting Standards Board;

•     legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries; and

•     our investment in, and other arrangements with, Sherman Financial Group LLC, which could be negatively affected in the current credit environment if Sherman is unable to maintain sufficient sources of funding for its business activities or remain in compliance with its credit facilities.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the risks described under Item 1A, “Risk Factors” under our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

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